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                                                                 EXHIBIT 2(h)(1)


                          NEW COLONY EQUITY INCOME FUND
                          UNITS OF BENEFICIAL INTEREST
                             MINIMUM OF $20 MILLION
                          AND A MAXIMUM OF $75 MILLION


                       BEST EFFORTS UNDERWRITING AGREEMENT


                                                               November 18, 2002

Investors Capital Corporation
230 Broadway
Lynnfield, MA 01940

Dear Sirs:

     New Colony Equity Income Fund (the "Fund"), the initial series of New Colony Investment Trust (the "Trust"), proposes to issue and sell to the public a minimum of $20,000,000 and a maximum of $75,000,000 aggregate principal amount of units of beneficial interest of the Fund hereinafter referred to as the "Units". The Fund hereby confirms the arrangement made by it with respect to the designation of Investors Capital Corp. as the managing underwriter (the "Managing Underwriter") to offer to the public the Units described and to use their "best efforts" with regard thereto. The Fund will be registered under the Investment Company Act of 1940, as amended (the "1940 Act") and the Units under the Securities Act of 1933, as amended (the "1933 Act"). All funds will be payable in U.S. dollars. The initial closing is expected to occur, and is to take place, within 90 days after the effective date of the offering and the minimum aggregate amount of Units have been sold to the public. This is not a firm commitment underwriting and neither the Managing Underwriter nor any other underwriter named in Schedule A hereto (collectively, the "Underwriters"), is obligated to purchase any of the Units from the Fund.

1. Filing of Registration Statement with S.E.C. and Definitions. A registration statement and prospectus on Form N-2 (File Nos. 333-88202 and 811-21092) with respect to the Units has been prepared by the Fund in conformity with the requirements of the 1940 Act, the 1933 Act and the published rules and regulations thereunder (the "Rules and Regulations"). Such registration statement, including the prospectus, Part II, the statement of additional information and all financial schedules and exhibits thereto, as amended at the time of effectiveness, is herein referred to as the "Registration Statement," and any prospectus included as part of the Registration Statement on file with the Securities and Exchange Commission (the "Commission") on the effective date of the Registration Statement, is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement of the Fund on the date hereof and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus." The Final Prospectus and the Preliminary Prospectus are hereinafter collectively referred to as the "Prospectus."

2. Commission, Delivery, and Sale of the Units

     (a) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties, and agreements herein contained, the Underwriters agree to offer and sell said Units at a public offering price of $20.00 per Unit on a "best efforts" basis with a requirement that a minimum of $20,000,000 aggregate amount of said Units be sold within 90 days from the effective date of the registration statement and if the minimum is sold within the meaning of Rules 10b-9 and 15c2-4 (under the Securities Exchange Act of 1934 (the "1934 Act")), then the offering may continue as to the unsold $55,000,000 balance of Units for an additional 60 days. From the gross proceeds of the offering, the Fund will pay the Managing Underwriter a commission/selling concession of 5.50%. In addition, the Managing Underwriter will be further compensated as described in Section 5 herein, including 2.5% for non-accountable expenses with maximum deductions not to exceed 8%. There is no over-allotment option for these securities.
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     (b)  Delivery of the Units against payment of the purchase price, by electronic transfer or bank draft in accordance with the required Escrow Agreement dated the date hereof between the Fund and State Street Bank and Trust Company (the Form of which is attached hereto as Schedule B), shall take place at the offices of the Managing Underwriter, at the Fund's discretion, within three business days after the receipt of the minimum funds or at such other location as the parties may agree.

     (c) The Fund shall deliver, or cause to be delivered, to the Managing Underwriter, for the accounts of the several Underwriters, certificates for the Units at each closing, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor or in such other manner of payment as the Fund and the Managing Underwriter may agree. The certificates for the Units shall be in definitive form and registered in such names and denominations as the Managing Underwriter shall have requested at least two full business days prior to any closing and shall be made available for inspection on the business day preceding such closing at a location reasonably designated by the Managing Underwriter.

3. Representations and Warranties of the Fund. The Fund represents and warrants to you as follows:

     (a) The Fund has prepared and filed with the Commission a Registration Statement, and an amendment or amendments thereto, on Form N-2 (File Nos. 333-88202 and 811-21092), including any related Preliminary Prospectus for the registration of the Units, which Registration Statement and amendment or amendments have been prepared by the Fund in conformity with the requirements of the 1933 Act and the Rules and Regulations. The Fund will promptly file a further amendment to said Registration Statement in the form heretofore delivered to the Managing Underwriter and will not file any other amendment thereto to which the Managing Underwriter shall have reasonably objected verbally or in writing after having been furnished with a copy thereof.

     (b) Neither the Commission nor any state regulatory authority has issued any order to the Fund preventing or suspending the use of the Prospectus or the Registration Statement and no proceeding for an order suspending the effectiveness of any Prospectus or the Registration Statement has been instituted or is pending or threatened. Each such Prospectus and/or any supplement thereto has conformed in all material respects with the requirements of the 1933 Act and the Rules and Regulations and on its date did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and when the Prospectus and any supplements thereto becomes legally effective and for 90 days subsequent thereto (i) the Prospectus and/or any supplement thereto will contain all statements which are required to be stated therein by the 1933 Act and Rules and Regulations, and (ii) the Prospectus and/or any supplement thereto will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that no representations, warranties or agreements are made hereunder as to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, the written information furnished to the Fund by you.

     (c) The New Colony Investment Trust has been duly formed as a trust in accordance with the Delaware Treatment of Business Trusts and is validly existing in good standing under the laws of the State of Delaware, with full power and authority (trust and other) to own its properties and conduct its businesses as described in the Prospectus and is duly qualified to do business as a foreign trust in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of the Fund as a whole. The Units are the initial series of units of New Colony Investment Trust.

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     (d)  The Fund has full legal right, power and authority to authorize, issue, deliver and sell the Units, to enter into this Agreement, and to consummate the transactions provided for in this Agreement, and this Agreement has been duly and properly authorized, executed and delivered by the Fund. This Agreement constitutes and on the Closing of the offering will then constitute a valid and binding agreement of the Fund enforceable in accordance with their respective terms, (except as the enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification provisions may be limited by federal or state securities laws).

     (e) Except as disclosed in the Prospectus, the Fund is not in violation of its respective certificate of trust or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Fund is a party or by which it may be bound or is not in material violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign; and the execution and delivery of this Agreement and the consummation of the transactions contemplated therein and in the Prospectus and compliance with the terms of each such agreement will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of the Fund pursuant to, any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which the Fund is a party nor will such action result in the material violation by the Fund of any of the provisions of its respective certificate or articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of the Fund.

     (f) The number of authorized, issued and outstanding Units of the Fund is as set forth in the Prospectus and the Fund will have the adjusted capitalization set forth therein on the initial closing of the offering; provided that the Fund may issue additional Units to the extent disclosed in the Final Prospectus; all of the Units of the Fund set forth therein have been duly authorized, validly issued and are fully paid and non-assessable; the holders thereof do not have any rights of rescission with respect thereto and are not subject to personal liability for any obligations of the Fund by reason of being beneficial holders under the laws of the State of Delaware; none of such outstanding Units is subject to or was issued in violation of any preemptive or similar rights of any beneficial holder of the Fund; and such Units conform in all material respects to all statements relating thereto contained in the Prospectus.

     (g) The Fund is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any Unit, rights, warrants, options or other Units, except for this Agreement or as described in the Prospectus. The Units are not and will not be subject to any preemptive or other similar rights of any beneficial holder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the respective descriptions thereof contained in the Prospectus; all corporate action required to be taken for the authorization, issue and sale of the Units has been duly and validly taken; and the certificates representing the Units will conform with all legal requirements therefor. Upon the issuance and delivery pursuant to the terms hereof of the Units sold by the Fund hereunder, the purchasers will acquire good and marketable title to such Units free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever other than restrictions as may be imposed under the securities laws.

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     (h)  The Fund has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Prospectus or which are not materially significant or important in relation to its business or which have been incurred in the ordinary course of business or for taxes not yet due and payable and except for a security interest granted to the Fund's lender; except as described in the Prospectus all of the leases and subleases under which the Fund holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and the Fund is not in material default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted to the Fund by anyone adverse to the Fund's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above or affecting or questioning the Fund's right to the continued possession of the leased or subleased premises or assets under any such lease or sublease; and the Fund owns or leases all such properties as are necessary to its operations as now conducted and as contemplated to be conducted, except as otherwise stated in the Prospectus.

     (i) The financial statements, together with related notes, set forth in the Prospectus fairly present in all material respects the financial position and results of operations of the Fund at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved but any stub period has not been audited by an independent accounting firm. There has been no material adverse change or material development involving a prospective change in the condition, financial or otherwise, or in the prospects, value, operation, properties, business or results of operations of the Fund whether or not arising in the ordinary course of business, since the date of the financial statements included in the Registration Statement and the Prospectus.

     (j) Subsequent to the respective dates as of which information is given in the Prospectus as it may be amended or supplemented, and except as described in the Prospectus, the Fund has not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business or entered into any transactions not in the ordinary course of business, which are material to the business of the Fund as a whole and there has not been any change in the Units of, or any incurrence of long term debts by, the Fund or any issuance of options, warrants or rights to purchase the Units of the Fund or declaration or payment of any dividend on the Units of the Fund or any material adverse change in the condition (financial or other), net worth or results of operations of the Fund as a whole and the Fund has not become a party to, any material litigation whether or not in the ordinary course of business.

     (k) To the knowledge of the Fund, except as disclosed in the Prospectus there is no pending or threatened, action, suit or proceeding to which the Fund is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business or prospects of the Fund as a whole or might materially and adversely affect the properties or assets of the Fund as a whole nor are there any actions, suits or proceedings against the Fund related to environmental matters or related to discrimination on the basis of age, sex, religion or race which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Fund as a whole; and no labor disturbance by the employees of the Fund individually exists or is, to the knowledge of the Fund, imminent which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Fund as a whole.

     (l) Except as may be disclosed in the Prospectus, the Fund has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, has paid all taxes shown as due thereon, and does not have any tax deficiency or claims outstanding, proposed or assessed against it.

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     (m)  Except as may be disclosed in the Prospectus, the Fund has sufficient licenses, permits, right to use trade or service marks and other governmental authorizations currently required for the conduct of its business as now being conducted and as contemplated to be conducted and the Fund is in all material respects complying therewith. Except as set forth in the Prospectus, the expiration of any such licenses, permits, or other governmental authorizations would not materially affect the Fund's operations. To its knowledge, none of the activities or businesses of the Fund are in material violation of, or cause the Fund to materially violate any law, rule, regulations, or order of the United States, any state, county or locality, or of any agency or body of the United States or of any state, county or locality the violation of which would have a material adverse effect on the business properties or financial condition of the Fund taken as a whole.

     (n) The Fund has not at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi public duties, other than payments required or allowed by applicable law.

     (o) Except as set forth in the Prospectus, the Fund knows of no outstanding claims for services either in the nature of a finder's fee, brokerage fee or otherwise with respect to this financing for which the Fund or the Underwriters may be responsible, or which may affect the Underwriters' compensation as determined by the National Association of Securities Dealers, Inc. ("NASD") except as known by the Underwriters.

     (p) Except as set forth in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, beneficial holders agreement, note, loan or credit agreement, purchase order, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which the property or assets (tangible or intangible) of the Fund is subject or affected.

     (q) Neither of the Fund, nor any of its employees, directors, beneficial holders, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Units.

     (r) Except as disclosed in the Prospectus, none of the trademarks, service marks, trade names, copyrights, and licenses and rights to the foregoing presently owned or held by the Fund, are in dispute or, to the knowledge of the Fund's management are in any conflict with the right of any other person or entity. The Fund (i) except as disclosed in the Prospectus owns or has the right to use, all, trademarks, service marks, trade names and copyrights, and licenses and any rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, and except as set forth in the Prospectus or otherwise disclosed to the Underwriters in writing, to the best knowledge of the Fund's management, the Fund is not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

     (s) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants as required by the 1933 Act and the Rules and Regulations.

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     (t)  Any certificate signed by any officer of the Fund, and delivered to the Underwriters or to the Underwriters' counsel (as defined herein) shall be deemed a representation and warranty by the Fund to the Underwriters as to the matters covered thereby.

     (u) Each of the minute books of the Fund has been made available to the Managing Underwriter and contains a complete summary of all meetings and actions of the directors and beneficial holders of the Fund, since the time of its inception and reflect all material transactions referred to in such minutes accurately in all respects.

     (v) Except and only to the extent described in the Prospectus or disclosed in writing to the Managing Underwriter (which writing specifically refers to this section), no holders of any Units of the Fund or of any options, warrants or other convertible or exchangeable Units of the Fund have the right to include any Units issued by the Fund in the Registration Statement or any registration statement to be filed by the Fund or to require the Fund to file a registration statement under the 1933 Act and no person or entity holds any anti-dilution rights with respect to any Units of the Fund. Except as disclosed in the Prospectus, all rights so described or disclosed have been waived or have not been triggered with respect to the transactions contemplated by this Agreement.

     (w) The Fund has not entered into any employment agreements with its executive officers, except as disclosed in the Prospectus.

     (x) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Units pursuant to the Prospectus and the Registration Statement, and the transactions contemplated hereby and thereby, including without limitation, any waiver of any preemptive, first refusal or other rights that any entity or person may have for the issue and/or sale of any of the Units, except such as have been or may be obtained under the 1933 Act, otherwise or may be required under state securities or blue sky laws in connection with the Underwriters' distribution of the Units to be sold by the Fund hereunder or may be required by the Rules of the NASD.

     (y) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Fund is a party or by which it may be bound or to which its assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Fund and constitute the legal, valid and binding agreements of the Fund, enforceable against the Fund, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate and fairly presented and there are no contracts or other documents which are required by the 1933 Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

4. Covenants of the Fund. The Fund covenants and agrees with you that:

     (a) It will cooperate in all respects in making the Registration Statement effective and will not, at any time, whether before or after the effective date, file any amendment to or supplement to the Registration Statement of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected or which is not in material compliance with the 1933 Act and the Rules and Regulations or applicable state law.

     The Fund has caused to be delivered to you copies of such Prospectus, and the Fund has consented and hereby consents to the use of such copies for the purposes permitted by law. The Fund authorizes the Underwriters to use the Prospectus and such copies of the Prospectus in connection with the sale of the Units, for such period as in the opinion of your counsel and our counsel the use thereof is required to comply with the applicable provisions of the 1933 Act and the Rules and Regulations. The Fund will prepare and file with the states, promptly upon your request, any such amendments or supplements to the Prospectus, and take any other action, as, in the opinion of your counsel, may be necessary or advisable in connection with the sale of the Units, and will use its best efforts to cause the same to become effective as promptly as possible.

     In case of the happening, at any time within such period as a Prospectus is required under the 1933 Act to be delivered in connection with the initial sale of the Units, of any event of which the Fund has knowledge and which materially affects the Fund, or the Units thereof, and which should be set forth in an amendment of or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required under the 1933 Act to be delivered, or in case it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act, the Rules and Regulations or any other law, the Fund will forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The preparation and furnishing of any such amendment or supplement to the Prospectus or supplement to be attached to the Prospectus shall be without expense to you.

     The Fund will to the best of its ability comply with the 1940 Act, the 1933 Act, the 1934 Act and applicable state securities laws so as to permit the lawful offer and sales of the Units.

     As soon as the Fund is advised thereof, the Fund will advise you, and confirm the advice in writing, of the receipt of any comments of the Commission or any state securities department of the effectiveness of any posteffective amendment to the Registration Statement or Prospectus, or the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission or any state securities department for amendment of the Prospectus or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus or any order suspending trading in the Units of the Fund, or of the suspension of the qualification of the Units for offering in any jurisdiction, or of the institution of any proceedings for any such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or dismissal thereof.

     (b) So long as any of the Units remain outstanding in the hands of the public, the Fund, at its expense, will annually furnish to the holders of its Units (each, a "Unitholder") a report of its operations to include financial statements audited by independent public accountants, and will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a balance sheet of the Fund as at the end of such fiscal year, together with statements of operations, Unitholders' equity, and changes in cash flow of the Fund for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants.

     (c) The Fund will deliver to you at or before the initial closing a signed copy of the signature pages to the Registration Statement evidencing electronic filing for the original filing and for any amendments. The Fund will deliver to you on the effective date of the Prospectus and thereafter for so long as a Prospectus is required to be delivered under the 1933 Act and the Rules and Regulations as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as you may from time to time reasonably request.

     (d) The Fund will apply the net proceeds from the sale of the Units substantially in the manner set forth under "Use of Proceeds" in the Prospectus.

     (e) As soon as it is practicable, but in any event not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement, the Fund will make available to its security holders and the Managing Underwriter an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of
          Section 11(a) of the 1933 Act and Rule 15-8(a) of the Rules and Regulations.

     (f) During the three-year period after the date hereof, the Fund will file Form N-SAR, and any other required reports and, as soon as practicable deliver to the Managing Underwriter:

          (1) as soon as they are available, copies of all reports (financial or other) mailed to Unitholders;

          (2) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

          (3) every press release and every material news item or article of interest to the financial community in respect of the Fund or its affairs; and

          (4) any additional information of a public nature concerning the Fund (and any future series of Units) or of its businesses which the Underwriters may reasonably request.

          During such three-year period, if the Fund has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Fund and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

     (g) The Fund will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Fund, a Registrar (which may be the same entity as the Transfer Agent) for its Units.

     (h) The Fund will furnish to the Managing Underwriter or on an Underwriter's order, without charge, at such place as the Underwriter may designate, copies of each Preliminary Prospectus, the Final Prospectus the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may request.

     (i) Neither the Fund nor any of its officers, directors, beneficial holders or any of its affiliates will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any of the Units.

     (j) The Fund a Form N-8A with the Commission providing for the registration under the 1940 Act of the Units.

     (k) Until the completion of the distribution of the Units, the Fund shall not, without the prior written consent of the Managing Underwriter and its counsel, which consent shall not be unreasonably withheld or delayed, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Fund or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Fund's business consistent with past practices with respect to the Fund's operations.

5. Non-Accountable Expense Allowance and other Costs and Expenses. The Fund shall pay to the Underwriters at the closing date, and to be deducted from the purchase price for the Units, an amount equal to eight percent (8.0%) of the total proceeds received by the Fund from the sale of the Units at such closing date, less in the case of the Closing Date, the sum of $60,000 previously paid by the Fund. The 8.0% amount from the gross proceeds includes a selling concession of 5.50%, and a non-accountable fee of 2.50% to the Managing Underwriter. If the sale of the Units by the Underwriters is not consummated for any reason not attributable to the Underwriters, or if (i) the Fund withdraws the Registration Statement from the Commission or does not proceed with the public offering, or (ii) the representations in Section 3 hereof are not correct or the covenants cannot be complied with, or (iii) there has been a materially adverse change in the condition, prospects or obligations of the Fund or a materially adverse change in stock market conditions from current conditions, all as reasonably determined by the Underwriters, then the Fund shall reimburse the Underwriters for their out of pocket expenses including without limitation its legal fees and disbursements all on an accountable basis but not to exceed $60,000 and if any excess remains, such excess will be returned to the Fund. However, in the event any unaccounted for portion of the $60,000 advanced to the Managing Underwriter for non-accountable expenses remains, the Underwriters will reimburse the Fund for any remaining amount.

     Costs and Expenses.

     Subject to the provisions above, the Fund will pay all costs and expenses incident to the performance of this Agreement by the Fund including, but not limited to, the fees and expenses of counsel to the Fund and of the Fund's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the 1933 Act of the Registration Statement and Prospectus (including the filing fee of the Commission, any securities exchange and the NASD in connection with the filing required by the NASD relating to the offering of the Units contemplated hereby); all expenses, including fees of counsel, which shall be due and payable on any closing date in connection with the qualification of the Units under the state securities or blue sky laws; the cost of furnishing to you copies of the Prospectus and this Agreement, the cost of printing the certificates representing the Units, the cost of two underwriter's bound volumes, any advertising costs and expenses, including but not limited to the Fund's reasonable expenses for "road show" information meetings and presentations, prospectus memorabilia, issue and transfer taxes, if any. The Fund will also pay all costs and expenses incident to the furnishing of any amended Prospectus of or any supplement to be attached to the Prospectus.

6. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to offer and sell the Units is subject to the accuracy in all material respects (as of the date hereof, and as of any closing dates) of and compliance in all material respects with the representations and warranties of the Fund to the performance by it of its agreement and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective as and when cleared by the Commission, and you shall have received notice thereof, on or prior to any closing date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or similar purpose shall have been instituted or shall be pending, or, to your knowledge or to the knowledge of the Fund, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters; and qualification, under the laws of such states as you may designate, of the issue and sale of the Units upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to you shall have been secured, and no stop order shall be in effect denying or suspending effectiveness of such qualification nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under such law.

     (b) On any closing date and, with respect to the letter referred to in subparagraph (iii), as of the date hereof, you shall have received:

          (i) the opinion, together with such number of signed or photostatic copies of such opinion as you may reasonably request, addressed to you by Shearman & Sterling, counsel for the Fund, in form and substance as described in Schedule C attached hereto.

               In rendering such opinion, to the extent deemed reasonable by them, such counsel may rely upon certificates of any officer of the Fund or public officials as to matters of fact of which the maker of such certificate has knowledge.

          (ii) a certificate, signed by the Principal Executive Officer and the Principal Financial or Accounting Officer of the Fund dated the initial closing date and subsequent closing dates, if any, to the effect that with regard to the Fund, each of the conditions set forth in Section 6(c) have been satisfied.

          (iii) a letter, addressed to the Underwriters and in form and substance satisfactory to the Underwriters in all respects (including the nature of the changes or decreases, if any, referred to in clause
          (D) below), from KPMG LLP, dated, respectively, as of the effective date of the Registration Statement and as of the initial closing date and any subsequent closing dates, as the case may be:

          (A) Confirming that they are independent public accountants with respect to the Fund and its consolidated subsidiaries, if any, within the meaning of the 1933 Act and the applicable published Rules and Regulations.

          (B) Stating that, in their opinion, the financial statements, related notes and schedules of the Fund and its consolidated subsidiaries, if any, included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published Rules and Regulations thereunder.

          (C) Stating that, with respect to the period from the date hereof to a specified date ("specified date") not earlier than five (5) business days prior to the date of such letter, they have read the minutes of meetings of the beneficial holders and board of directors (and various committees thereof) of the Fund and its consolidated subsidiaries, if any, for the period from the date hereof through the specified date, and made inquiries of officers of the Fund and its consolidated subsidiaries, if any, responsible for financial and accounting matters and, especially as to whether there was any decrease in sales, income before extraordinary items or net income as compared with the corresponding period in the preceding year; or any change in the Units of the Fund or any change in the long term debt or any increase in the short-term bank borrowings or any decrease in net current assets or net assets of the Fund or of any of its consolidated subsidiaries, if any, and further stating that while such procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards, nothing came to their attention which caused them to believe that during the period from the date hereof, through the specified date there were any decreases as compared with the corresponding period in the preceding year in sales, income before extraordinary items or net income; or any change in the Units of the Fund or consolidated subsidiary, if any, or any change in the long-term debt or any increase in the short-term bank borrowings (other than any increase in short-term bank borrowings in the ordinary course of business) of the Fund or any consolidated subsidiary, if any, or any decrease in the net current assets or net assets of the Fund or any consolidated subsidiary, if any; and

          (D) Stating that they have carried out certain specified procedures (specifically set forth in such letter or letters) as specified by the Underwriters (after consultations with KPMG LLP relating to such procedures), not constituting an audit, with respect to certain tables, statistics and other financial data in the Prospectus specified by the Underwriters and such financial data not included in the Prospectus but from which information in the Prospectus is derived, and which have been obtained from the general accounting records of the Fund or consolidated subsidiaries, if any, or from such accounting records by analysis or computation, and having compared such financial data with the accounting records of the Fund or the consolidated subsidiaries, if any, stating that they have found such financial data to agree with the accounting records of the Fund.

     (c) At the initial closing date or in the event of subsequent closing dates, that (i) the representations and warranties of the Fund contained in this Agreement shall be true and correct in all material respects with the same effect as if made on and as of such closing date; (ii) the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations and in all material respects conform to the requirements thereof, and neither the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary, in light of the circumstances under which they were made, in order to make the statements therein not misleading;
          (iii) there shall have been since the respective dates as of which information is given no material adverse change in the business, properties or condition (financial or otherwise), results of operations, Units, long-term debt or general affairs of the Fund from that set forth in the Prospectus, except changes which the Prospectus indicates might occur after the effective date of the Prospectus, and the Fund shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Prospectus and which would be required to be set forth in the Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Fund which would be required to be set forth in the Prospectus, and no proceedings shall be pending or threatened against the Fund or any subsidiary before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Fund.

     If any condition to the Underwriters obligations hereunder to be fulfilled prior to or at the initial closing date or any subsequent closing date, as the case may be, is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elect, they may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

7. Conditions of the Fund's Obligations. The obligation of the Fund to sell and deliver the Units is subject to the following:

     (a)  The provisions regarding the effective date, as described in
          Section 10.

     (b) At the Initial Closing as well as any subsequent Closing Dates, no stop order suspending the effectiveness of the Prospectus shall have been issued under the 1933 Act or any proceedings therefor initiated or threatened by the Commission or by any state securities department.

     (c)  Listing of the Units on the American Stock Exchange.

     (d) Completion of all corporate and other matters, in the Fund's sole discretion.

8. Indemnification.

     (a) The Fund agrees to indemnify and hold harmless each Underwriter and its employees and each person, if any, who controls any Underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, (which shall, for any purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and the attorneys' fees of the counsel chosen by the Underwriters), to which each Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission made in the Prospectus, or such amendment or supplement to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which is in reliance upon and in conformity with written information furnished by the Fund to you specifically for use in the preparation thereof, and provided further that the indemnity agreement contained in this subsection (a) shall not inure to the benefit of you with respect to any person asserting any such loss, claim, damage or liability who has purchased the Units which are the subject thereof if you or any participants failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Units to such person and except that, with respect to any untrue statement or omission or any alleged untrue statement or omission, made in any pre-effective Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or to any person controlling any such underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Units concerned to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been corrected in a later pre-effective Prospectus or in the Final Prospectus unless the Underwriter circulated a later pre-effective Prospectus or the Final Prospectus to such person; provided, however, that in no event shall anything contained herein be so construed as to protect any Underwriter or related party against any liability to which such Underwriter or related party would otherwise be subject by reason of its gross negligence, willful misfeasance or bad faith or reckless disregard of its obligations and duties under this Agreement, or violation of any applicable law by such Underwriter or related party in connection with the distribution of Units. In addition, any determination by the Fund under this Section will be made in accordance with Section 17 of the 1940 Act.

     (b) Each Underwriter will indemnify and hold harmless the Fund, each of its trustees or any directors, each of its officers and employees, each person, if any, who controls the Fund within the meaning of the 1933 Act against any losses, claims, damages or liabilities, (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Fund or any such director, officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof and from and against any and all losses caused by an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the applicable period and as amended or supplemented if the Fund shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the person asserting such losses purchased Units from such Underwriter and a copy of the Final Prospectus (as then amended or supplemented if the Fund shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity will be in addition to any liability which any Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that, if the indemnified party is you or a person who controls you, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both you or such controlling person and the indemnifying party and you or such controlling person shall have been advised by such counsel that there is a conflict of interest which would prevent counsel for the indemnifying party from representing the indemnifying party and you or such controlling person (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of you or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction or which are consolidated into the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for you and all such controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

9. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnifying party makes a claim for indemnification pursuant to Section 8 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 8 provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Underwriters, then the Fund and the Underwriters in the aggregate shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that the Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities times the difference between the public offering price and the commission to the Underwriters and dividing the product thereof by the public offering price, and the Fund, if applicable, shall be responsible for that portion of such losses, claims, damages or liabilities times the commission to the Underwriters and dividing the product thereof by the public offering price; provided, however, that the Underwriters shall not be required to so contribute any amount in excess of the underwriting discount applicable to the Units purchased by the Underwriters hereunder if such allocation is not permitted by applicable law, then the relative fault of the Fund and the Underwriters in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. No person guilty of a fraudulent misrepresentation (within the meaning of Section 12(2) of the 1933
Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under
Section 12 of the 1933 Act other than the Fund and the Underwriter. As used in this paragraph, the term "Underwriters" includes any person who controls the Underwriters within the meaning of Section 15 of the 1933 Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Fund, to the full extent permitted by law.

10. Effective Date. This Agreement shall become effective on the later of its execution by the parties or at 10:00 a.m. New York time on the next full business day following the effective date of the Registration Statement, or at such other time after the effective date of the Prospectus as you in your discretion shall first commence the public offering of any of the Units covered thereby, provided, however, that at all times the provisions of Sections 8, 9, 10 and 12 shall be effective.

11. Duration. This Agreement shall remain in force for a period of two years from the day that it becomes effective under Section 10, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by either the vote of the Board of Trustees of The Trust, or by the affirmative vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (ii) by the vote of a majority of the members of the Board of Trustees of The Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

12. Termination. This Agreement may be terminated at any time prior to the initial closing date by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by you for the sale of the Units agreed to be sold hereunder by reason of (i) the Fund as a whole having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in Units of the Fund having been suspended by a state Units administrator or by the Commission, (iii) material governmental restrictions having been imposed on trading in Units generally (not in force and effect on the date hereof) or trading on the New York Stock Exchange, American Stock Exchange, or in the over-the-counter market shall have been suspended,
(iv) a banking moratorium having
been declared by federal or New York State authorities, (v) an outbreak or escalation of hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed likely by you to have a material impact on the business, financial condition or financial statements of the Fund; or (vii) any material adverse change having occurred, since the respective dates as of which information is given in the Prospectus, in the condition, financial or otherwise, of the Fund as a whole, whether or not arising in the ordinary course of business; if you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Fund shall be promptly notified by you, by telephone or telegram, and confirmed by letter. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). The Board of Trustees of The Trust shall promptly notify the Underwriter of any transaction or other event that results in an assignment of this Agreement within the meaning of the 1940 Act.

13. Representations, Warrants and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Fund (or its officers) and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Fund, or any of their officers or directors and will survive delivery of and payment for the Units.

14. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein if sent to you, will be mailed, delivered or telephoned and confirmed to you at Investors Capital Corporation, 230 Broadway, Lynnfield, MA 01940 Attn: Theodore E. Charles, Chairman of the Board; and to the Fund, to John Driscoll, President, New Colony Investment Trust, 130 King Street West, Suite 2850, Toronto, Ontario, M5X 1A4.

15. Parties in Interest. This Agreement is made solely for the benefit of the Underwriter(s) and the Fund, and their respective controlling persons, trustees or directors and officers, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

16. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, without giving effect to conflict of law principles.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Fund and you, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.



                                        Very truly yours,


                                        New Colony Investment Trust




                                        By: /s/ John Driscoll
                                           -------------------------------------
                                           John Driscoll, President




Accepted as of the date first above written:
Investors Capital Corporation
  As Exclusive Managing Underwriter



By: /s/ C. David Weller
   -------------------------------------
   C. David Weller
   Vice President

                                   SCHEDULE A

                                  UNDERWRITERS


Underwriter
Investors Capital Corporation

TOTAL
                                                -----------

                                   SCHEDULE B

                            FORM OF ESCROW AGREEMENT

                                   SCHEDULE C

                              FORM OF LEGAL OPINION